Exhibit 5.2

[Sullivan & Cromwell LLP Letterhead]

May 23, 2019

PartnerRe Ltd.,
          90 Pitts Bay Road,
                   Pembroke HM08,

Bermuda.

PartnerRe Finance B LLC

PartnerRe Finance C LLC,
          200 First Stamford Place,
                   Stamford, Connecticut 06902.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Securities Act”) of $1,400,000,000 maximum aggregate offering price of (a) preferred shares of PartnerRe Ltd., an exempted company limited by shares incorporated under the laws of Bermuda (“PartnerRe”), and (b) debt securities (such debt securities, collectively, the “Securities”) of PartnerRe, PartnerRe Finance B LLC, a Delaware limited liability company (“PRE Finance B”), and PartnerRe Finance C LLC, a Delaware limited liability company (“PRE Finance C” and, together with PRE Finance B, each, a “Finance Subsidiary” and, collectively, the “Finance Subsidiaries”), which Securities may include (i) senior debt securities of PartnerRe (the “PartnerRe Senior Debt Securities”); (ii) subordinated debt securities of PartnerRe (the “PartnerRe Subordinated Debt Securities” and, together with the PartnerRe Senior Debt Securities, the “PartnerRe Debt Securities”); (iii) senior debt securities of PRE Finance B (the “PRE Finance B Senior Debt Securities”); (iv) subordinated debt securities of PRE Finance B (the “PRE Finance B Subordinated Debt Securities” and, together with the PRE Finance B Senior Debt Securities, the “PRE Finance B Debt Securities”); (v) senior debt securities of PRE Finance C (the “PRE Finance C Senior Debt Securities”); (vi) subordinated debt securities of PRE Finance C (the “PRE Finance C Subordinated Debt Securities” and, together with the PRE Finance C Senior Debt Securities, the “PRE Finance C Debt Securities”); and (vii) the guarantees of PartnerRe with respect to the (A) PRE Finance B Senior Debt Securities (the “PRE Finance B Senior Debt Guarantees”), (B) PRE Finance B Subordinated Debt Securities (the “PRE Finance B Subordinated Debt Guarantees”) and (C) PRE Finance C Debt Securities (the “PRE Finance C Debt Securities Guarantees”), as the case may be, we, as your United States counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, it is our opinion that:

(1)           When the Registration Statement has become effective under the Securities Act, the indenture relating to the PartnerRe Debt Securities has been duly authorized, executed and delivered, the terms of the PartnerRe Debt Securities and of their issuance and sale have been duly established in conformity with the indenture relating to the PartnerRe Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon PartnerRe and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over PartnerRe, and the PartnerRe Debt Securities have been duly executed and authenticated in accordance with the indenture relating to the PartnerRe Debt Securities and issued and sold as contemplated in the Registration Statement, the PartnerRe Debt Securities will constitute valid and legally binding obligations of PartnerRe, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(2)           When the Registration Statement has become effective under the Securities Act, the supplemental indenture relating to the PRE Finance B Senior Debt Securities (the “Supplemental Indenture”), supplementing the indenture, dated as of March 15, 2010, among PartnerRe Finance B, PartnerRe, as guarantor, and The Bank of New York Mellon, as trustee, has been duly authorized, executed and delivered, the terms of the PRE Finance B Senior Debt Securities and of their issuance and sale have been duly established in conformity with the indenture and Supplemental Indenture relating to the PRE Finance B Senior Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon PRE Finance B and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over PRE Finance B, and the PRE Finance B Senior Debt Securities have been duly executed and authenticated in accordance with the indenture  and Supplemental Indenture relating to the PRE Finance B Senior Debt Securities and issued and sold as contemplated in the Registration Statement, the PRE Finance B Senior Debt Securities will constitute valid and legally binding obligations of PRE Finance B, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(3)           When the Registration Statement has become effective under the Securities Act, the indenture relating to the PRE Finance B Subordinated Debt Securities has been duly authorized, executed and delivered, the terms of the PRE

Finance B Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the indenture relating to the PRE Finance B Subordinated Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon PRE Finance B and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over PRE Finance B, and the PRE Finance B Subordinated Debt Securities have been duly executed and authenticated in accordance with the indenture relating to the PRE Finance B Subordinated Debt Securities and issued and sold as contemplated in the Registration Statement, the PRE Finance B Subordinated Debt Securities will constitute valid and legally binding obligations of PRE Finance B, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(4)           When the Registration Statement has become effective under the Securities Act, the indenture relating to the PRE Finance C Debt Securities has been duly authorized, executed and delivered, the terms of the PRE Finance C Debt Securities and of their issuance and sale have been duly established in conformity with the indenture relating to the PRE Finance C Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon PRE Finance C and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over PRE Finance C, and the PRE Finance C Debt Securities have been duly executed and authenticated in accordance with the indenture relating to the PRE Finance C Debt Securities and issued and sold as contemplated in the Registration Statement, the PRE Finance C Debt Securities will constitute valid and legally binding obligations of PRE Finance C, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(5)           When the Registration Statement has become effective under the Securities Act, the guarantee agreement relating to the PRE Finance B Subordinated Debt Guarantees (the “Supplemental Guarantee Agreement”), supplementing the guarantee agreement, dated as of March 15, 2010, between PartnerRe and The Bank of New York Mellon, as guarantee trustee, the terms of the PRE Finance B Senior Debt Guarantees and the corresponding PRE Finance B Senior Debt Securities and of their issuance and, in the case of the PRE Finance B Senior Debt Securities, sale, have been duly established in conformity with the guarantee agreement and the Supplemental Guarantee Agreement relating to the

PRE Finance B Senior Debt Guarantees and the indenture relating to the PRE Finance B Senior Debt Securities, as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon PartnerRe and PRE Finance B and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over PartnerRe and PRE Finance B, and the PRE Finance B Senior Debt Guarantees and the corresponding PRE Finance B Senior Debt Securities have been duly executed and, in the case of the PRE Finance B Senior Debt Securities, authenticated in accordance with the indenture relating to the PRE Finance B Senior Debt Securities and issued and, in the case of the PRE Finance B Senior Debt Securities, sold by PRE Finance B, as contemplated by the Registration Statement, the PRE Finance B Senior Debt Guarantees will constitute valid and legally binding obligations of PartnerRe, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(6)           When the Registration Statement has become effective under the Securities Act, a guarantee agreement relating to the PRE Finance B Subordinated Debt Guarantees and an indenture relating to the corresponding PRE Finance B Subordinated Debt Securities have been duly authorized, executed and delivered, the terms of the PRE Finance B Subordinated Debt Guarantees and the corresponding PRE Finance B Subordinated Debt Securities and of their issuance and, in the case of the PRE Finance B Subordinated Debt Securities, sale, have been duly established in conformity with the guarantee agreement relating to the PRE Finance B Subordinated Debt Guarantees and the indenture relating to the PRE Finance B Subordinated Debt Securities, as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon PartnerRe and PRE Finance B and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over PartnerRe and PRE Finance B, and the PRE Finance B Subordinated Debt Guarantees and the corresponding PRE Finance B Subordinated Debt Securities have been duly executed and, in the case of the PRE Finance B Subordinated Debt Securities, authenticated in accordance with the indenture relating to the PRE Finance B Subordinated Debt Securities and issued and, in the case of the PRE Finance B Subordinated Debt Securities, sold by PRE Finance B, as contemplated by the Registration Statement, the PRE Finance B Subordinated Debt Guarantees will constitute valid and legally binding obligations of PartnerRe, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(7)           When the Registration Statement has become effective under the Securities Act, a guarantee agreement relating to the PRE Finance C Debt Securities Guarantees and an indenture relating to the corresponding PRE Finance C Debt Securities have been duly authorized, executed and delivered, the terms of the PRE Finance C Debt Securities Guarantees and the corresponding PRE Finance C Debt Securities and of their issuance and, in the case of the PRE Finance C Debt Securities, sale, have been duly established in conformity with the guarantee agreement relating to the PRE Finance C Debt Securities Guarantees and the indenture relating to the PRE Finance C Debt Securities, as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon PartnerRe and PRE Finance C and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over PartnerRe and PRE Finance C, and the PRE Finance C Debt Securities Guarantees and the corresponding PRE Finance C Debt Securities have been duly executed and, in the case of the PRE Finance C Debt Securities, authenticated in accordance with the indenture relating to the PRE Finance C Debt Securities and issued and, in the case of the PRE Finance C Debt Securities, sold by PRE Finance C, as contemplated by the Registration Statement, the PRE Finance C Debt Securities Guarantees will constitute valid and legally binding obligations of PartnerRe, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on a Security would be required, under Section 27 of the New York Judiciary Law, to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Bermuda law, we note that you have received an opinion, dated the date hereof, of Conyers Dill & Pearman Limited.

We have relied as to certain factual matters on information obtained from public officials, officers of PartnerRe and the Finance Subsidiaries and other sources believed by us to be responsible, and we have assumed that the indentures and guarantee agreements relating to the Securities have been or will be duly authorized, executed and delivered by the Trustee thereunder, an assumption which we have not independently verified.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of Securities” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP